Exhibit 99.06
Southern Company
Kilowatt-Hour Sales
(In Millions of KWHs)

	Three Months Ended March
				Weather
				Adjusted
As Reported (See Notes)	2011	2010	Change	Change
Kilowatt-Hour Sales-
Total Sales	44,805	48,459	-7.5%

Total Retail Sales-	38,220	39,771	-3.9%	1.4%
Residential	13,220	15,129	-12.6%	-0.9%
Commercial	12,334	12,752	-3.3%	-0.8%
Industrial	12,430	11,650	6.7%	6.4%
Other	236	240	-1.3%	-1.2%

Total Wholesale Sales	6,585	8,688	-24.2%	N/A

Notes
- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-Q.